Exhibit 99

                               EXHIBIT INDEX

     The following exhibits are filed as a part of this Form 10-Q.

Exhibit No.                   Exhibit


        4.(ii)C Credit Agreement dated May 15, 1996 between Farmland Industries, Inc. and various banks

         27         Financial Data Schedule